     As filed with the Securities and Exchange Commission on January 9, 2006
                                                           Registration No. 333-

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          SYNOVA HEALTHCARE GROUP, INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                NEVADA                                91-1951171
   ----------------------------------       --------------------------------
    (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)                Identification No.)


                       1400 N. PROVIDENCE ROAD, SUITE 6010
                                 MEDIA, PA 19063
          ------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



                          SYNOVA HEALTHCARE GROUP, INC
                       CONSULTANT STOCK COMPENSATION PLAN
         -------------------------------------------------------------
                            (Full title of the plan)



                                 STEPHEN E. KING
                             Chief Executive Officer
                          Synova Healthcare Group, Inc.
                       1400 N. Providence Road, Suite 6010
                                 Media, PA 19063
                                 (610) 565-7080
         -------------------------------------------------------------
                     (Name and address of agent for service)
              (Telephone number, including area code, of agent for
                                    service)

                          Copies of Communications to:

                             ALAN L. ZEIGER, ESQUIRE
                            ALAN H. LIEBLICH, ESQUIRE
                                 Blank Rome LLP
                                One Logan Square
                        Philadelphia, Pennsylvania 19103
                                 (215) 569-5500

                         CALCULATION OF REGISTRATION FEE
==========================================================================================================
                                                            PROPOSED         PROPOSED
                                                             MAXIMUM         MAXIMUM         AMOUNT OF
          TITLE OF SECURITIES             AMOUNT TO BE   OFFERING PRICE     AGGREGATE      REGISTRATION
           TO BE REGISTERED                REGISTERED       PER SHARE     OFFERING PRICE        FEE
---------------------------------------- --------------- ---------------- --------------- ----------------
Common Stock, par value $0.001              300,000 (1)       $2.85 (2)     855,000             $91.49
---------------------------------------- --------------- ---------------- --------------- ----------------

-------

(1) Represents the total number of shares of Synova Healthcare Group, Inc. common stock, par value $0.001 per share ("Common Stock"), currently reserved or available for issuance as awards pursuant to the Synova Healthcare Group, Inc. Consultant Stock Compensation Plan.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low prices of Common Stock reported on the OTC Bulletin Board as of January 4, 2006.

       In accordance with Rule 416 under the Securities Act, this registration statement also covers such indeterminate number of additional shares as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.           PLAN INFORMATION.

         Synova Healthcare Group, Inc. (the "Registrant") is filing this registration statement on Form S-8 (the "Registration Statement") in order to register 300,000 shares of common stock, par value $0.001 per share ("Common Stock"), under the Synova Healthcare Group, Inc. Consultant Stock Compensation Plan (the "Plan").

         The documents containing the information required in Part I of the Registration Statement will be sent or given to each participant in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Commission but constitute, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Upon written or oral request by a participant in the Plan, the Registrant will provide to such participant, without charge, any document incorporated by reference in Item 3 of Part II of this Registration Statement, which is incorporated by reference into the Section 10(a) prospectus, and any document required to be delivered to a participant in the Plan pursuant to Rule 428(b) promulgated by the Commission under the Securities Act. All requests should be directed to Stephen E. King, Chief Executive Officer of the Registrant at 1400 N. Providence Road, Suite 6010, Media, Pennsylvania 19063 telephone number (610) 565-7080.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, as filed with the Commission, are incorporated by reference in this Registration Statement:

         (a) The Company's prospectus as filed with the SEC on August 19, 2005 pursuant to Rule 424(b) of the Securities Act, relating to the registration statement on Form SB-2 (File No. 333-123498), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

         (c) The description of the Company's common stock, filed in the Company's Registration Statement on Form 8-A (File No. 000-51492), filed on August 11, 2005, pursuant to Section 12(g) of the Exchange Act of 1934 as incorporated by reference from the Company's registration statement on Form SB-2 (File No. 333-123498), filed on March 22, 2005, as amended, and any amendment or report for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 78.7502 of the General Corporation Law of Nevada generally provides for the indemnification of directors, officers or employees of a corporation made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties and fines (including attorneys' fees and disbursements) if such person, among other things, acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         Consistent with the Nevada General Corporation Law, the Registrant's articles of incorporation provide that no director or officer shall be personally liable to the company or our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such officer or director, provided that such director or officer shall not be indemnified for acts or omissions involving intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section
78.300 of the Nevada General Corporation Law. Additionally, the Registrant's bylaws provide, consistent with Section 78.7502 of the Nevada General Corporation Law, that directors, officers, employees or agents of the Registrant shall be indemnified by the Registrant, as long as such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in a criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful.

         The Registrant has an insurance policy providing for indemnification of officers and directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and conditions.

         The indemnification provisions in the Registrant's articles of incorporation may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

    EXHIBIT      DESCRIPTION OF EXHIBIT
    -------      ----------------------

     5.1          Opinion of Gordon & Silver, Ltd.

    23.1          Consent of Gordon & Silver, Ltd. (included in Exhibit 5.1).

    23.2          Consent of Cogen Sklar LLP.

    24.1          Power of Attorney (included on the signature page).

    99.1          Consultant Stock Compensation Plan.

ITEM 9.           UNDERTAKINGS.

      (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registrant Statement.

           2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment ( shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of ( the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Media, State of Commonwealth of Pennsylvania, on this 9th day of January, 2006.


                                   SYNOVA HEALTHCARE GROUP, INC.


                                   By: /s/ Stephen E. King
                                       ----------------------------------------
                                          Stephen E. King
                                          Chairman and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen E. King his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to enable the Registrant to comply with the provisions of the Securities Act and all requirements of the Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that each of the said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.



January 9, 2006                       /s/ Stephen E. King
                                      -------------------------------------
                                      Stephen E. King
                                      Chairman, Chief Executive Officer
                                      and Director (principal
                                      executive officer)

January 9, 2006                       /s/ David J. Harrison
                                      -------------------------------------
                                      David J. Harrison
                                      Chief Operating Officer,
                                      President and Director

January 9, 2006                       /s/ Robert Edwards
                                      -------------------------------------
                                      Robert Edwards
                                      Chief Financial Officer (principal
                                      financial and  accounting officer)

January 9, 2006                       /s/ Jeffrey N. Pelesh
                                      -------------------------------------
                                      Jeffrey N. Pelesh
                                      Director

January 9, 2006                       /s/ Eric A. Weiss
                                      -------------------------------------
                                      Eric A. Weiss
                                      Director


January 9, 2006                       /s/ Joseph S. Ferroni
                                      -------------------------------------
                                      Joseph S. Ferroni
                                      Director

January 9, 2006                       /s/ Patricia Campbell
                                      -------------------------------------
                                      Patricia Campbell
                                      Director

                                  EXHIBIT INDEX



    EXHIBIT      DESCRIPTION OF EXHIBIT
    -------      ----------------------

     5.1          Opinion of Gordon & Silver, Ltd.

    23.1          Consent of Gordon & Silver, Ltd. (included in Exhibit 5.1).

    23.2          Consent of Cogen Sklar LLP.

    24.1          Power of Attorney (included on the signature page).

    99.1          Consultant Stock Compensation Plan.